EXHIBIT 1

                    AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1, dated as of June 6, 2000 (this "Amendment"), to the Rights Agreement, dated as of January 4, 1999 (the "Rights Agreement"), between Bestfoods, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation ("First Chicago"). Terms used but not defined herein shall have the meanings assigned to those terms in the Rights Agreement.

     WHEREAS, the Company and First Chicago are currently parties to the Rights Agreement, pursuant to which First Chicago serves as Rights Agent;

     WHEREAS, the Company and Unilever PLC a company incorporated under the laws of and registered in England, Unilever N.V., a Netherlands corporation,Conopco, Inc., a New York corporation and a subsidiary of Unilever PLC and Unilever N.V. and Titan Acquisition Company, a Delaware corporation and wholly owned subsidiary of Conopco, Inc. have entered into an Agreement and Plan of Merger (the "Merger Agreement"); and

     WHEREAS, the parties hereto wish to make certain changes to the Rights Agreement to facilitate the transactions contemplated by the Merger Agreement.

     NOW THEREFORE, the Company and First Chicago hereby agree that the Rights Agreement shall be and hereby is amended as provided below, effective as of the date of this Amendment:

     1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding at the end of the definition the following:

Notwithstanding the foregoing, neither Unilever PLC, a company incorporated under the laws of and registered in England ("Unilever PLC"), nor Unilever N.V., a Netherlands corporation ("Unilever NV), nor any of their respective Associates and Affiliates shall be deemed an Acquiring Person to the extent that such Person becomes the beneficial owner of shares of Common Stock solely by reason of (i) the execution of the Agreement and Plan of Merger, dated as of June 6, 2000 (the "Merger Agreement"), by and among Unilever PLC, Unilever NV, Conopco, Inc., a New York corporation and a subsidiary of Unilever PLC and Unilever NV, Titan Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Conopco, Inc., and the Company, providing for the Merger (as defined in the Merger Agreement) of Titan Acquisition Company with and into the Company, or (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement in accordance with its terms.

     2. Section 3(a) of the Rights Agreement is hereby amended by adding at its end the following:

Notwithstanding the foregoing, a Distribution Date shall not occur by reason of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement.

     3. Section 23 of the Rights Agreement is hereby amended by adding clause (d) as follows:

     (d) Notwithstanding the foregoing, the Rights shall expire immediately prior to the Effective Time (as defined in the Merger Agreement).

     4. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. This amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Bestfoods                                   Attest:

By: /s/ C.R. SHOEMATE                       By: /s/  EDUARDO B. SANCHEZ
    --------------------------                  --------------------------
    Name:  C.R. Shoemate                        Name: Eduardo B. Sanchez
    Title: Chairman, President                  Title: Vice President and
           and Chief Executive Officer                 General Counsel


First Chicago Trust Company of New York     Attest:

By: /s/  CHARLES D. KERYC                   By: /s/  JOHN PISKADIO
    --------------------------                  --------------------------
    Name:  Charles D. Keryc                     Name:  John Piskadio
    Title: Senior Managing Director             Title: Senior Account Manager

                                Certificate
                                     of
                                 Officer of
                                 Bestfoods

The undersigned hereby certifies that Amendment No. 1, dated as of June 6, 2000, to the Rights Agreement, dated as of January 4, 1999 (the "Rights Agreement"), between Bestfoods and First Chicago Trust Company of New York, as Rights Agent, attached hereto, is in compliance with Section 27 of the Rights Agreement and requests that, in accordance with such Section 27, such amendment be executed by the Rights Agent.

June 6, 2000

                                    BESTFOODS

                                    By: /s/  EDUARDO B. SANCHEZ
                                        --------------------------
                                        Name:  Eduardo B. Sanchez
                                        Title: Vice President and
                                               General Counsel